================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 OLYMPIC STEEL
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================
                                  olympic logo
    Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146 (216)
                                    292-3800

To Our Shareholders:

You are invited to attend the 1997 annual meeting of shareholders of Olympic Steel, Inc. to be held at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, on Thursday, April 24, 1997, at 1:30 p.m. local time. We are pleased to enclose the notice of our annual meeting of shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

You are hereby asked to approve the election of Directors and to ratify the appointment of auditors. Your Board of Directors unanimously recommends that you vote "FOR" each proposal stated in the Proxy.

Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

Sincerely,

Michael D. Siegal
Chairman and Chief Executive Officer

March 21, 1997
                                  olympic logo
    Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146 (216)
                                    292-3800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1997

The annual meeting of shareholders of Olympic Steel, Inc., an Ohio corporation (the Company), will be held on Thursday, April 24, 1997 at 1:30 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, for the following purposes:

1. To elect four Directors for a term expiring in 1999.

2. To ratify the appointment of Arthur Andersen LLP as auditors of the Company for 1997.

3. To transact such other business that is properly brought before the meeting.

Only holders of the Common Shares of record on the books of the Company at the close of business on March 7, 1997, will be entitled to vote at the meeting.

Your vote is important. All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.

By Order of the Board of Directors

R. Louis Schneeberger
Chief Financial Officer

Cleveland, Ohio

March 21, 1997

THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  olympic logo
                              1997 ANNUAL MEETING

                                 April 24, 1997

                           THE PROXY AND SOLICITATION

     This Proxy Statement is being mailed on or about March 28, 1997, to the shareholders of Olympic Steel, Inc. (the Company) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 1997 Annual Meeting of Shareholders to be held on April 24, 1997. Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy or at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The election of directors and the proposal to ratify the appointment of auditors require approval only by a plurality of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of the vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of (1) electing four
(4) Directors of the class whose two-year terms of office will expire in 1999;
(2) ratifying the appointment of Arthur Andersen LLP as auditors of the Company for 1997 and (3) transacting such other business as may properly come before the meeting.

     The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the director nominees named herein and in favor of the proposal listed in Item 2 above.

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 7, 1997, as the record date for determining shareholders entitled to notice of the meeting and to vote. On that date, 10,692,000 shares of Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into two classes, each of whose members serve for a staggered two-year term. The Board is comprised of a class of four directors whose terms expire in 1997 and a class of three directors whose terms expire in 1998.

     The Board of Directors has nominated Michael D. Siegal, David A. Wolfort, Thomas M. Forman and Janice M. Margheret to stand for reelection as Directors for a two-year term. The two-year term will end upon the election of Directors at the 1999 annual meeting of shareholders.

     At the annual meeting, the shares of Common Stock represented by valid Proxies, unless otherwise specified, will be voted to reelect the directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

     The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees. Directors will be elected by a plurality of the votes cast at the annual meeting.

                      NOMINEES FOR TERMS TO EXPIRE IN 1999

                                                PRINCIPAL OCCUPATION,
                                                  PAST FIVE YEARS,
    NAME OF DIRECTOR        AGE                  OTHER DIRECTORSHIPS                 SINCE
-------------------------   ---    -----------------------------------------------   -----
Michael D. Siegal           44     President and Chief Executive Officer of the      1984
                                   Company since 1984, and Chairman of the Board
                                   since 1994. A member of the Board of Directors
                                   of American National Bank (Cleveland, Ohio) and
                                   the Cleveland Lumberjacks (professional hockey
                                   team).
David A. Wolfort            44     Chief Operating Officer of the Company since      1987
                                   1995. Previously he served as Vice
                                   President -- Commercial of the Company from
                                   1987 to 1995, after having joined the Company
                                   in 1984 as General Manager. A trustee of Health
                                   Hill Hospital for Children.
Thomas M. Forman            51     Vice President of Sealy Corporation (a            1994
                                   manufacturer and distributor of bedding) since
                                   1994. Previously, he served as President of
                                   Forman Capital, Inc. (a Cleveland-based company
                                   providing operational and strategic support to
                                   businesses) from 1991 to 1994. Previously, he
                                   served as Executive Vice President and a member
                                   of the Board of Directors of Bridge-
                                   stone/Firestone, Inc. (a worldwide tire
                                   manufacturer and distributor) for two years and
                                   various senior management positions for seven
                                   years prior thereto.

                                                PRINCIPAL OCCUPATION,
                                                  PAST FIVE YEARS,
    NAME OF DIRECTOR        AGE                  OTHER DIRECTORSHIPS                 SINCE
-------------------------   ---    -----------------------------------------------   -----
Janice M. Margheret         42     Executive Advisor to the Board of Directors of    1994
                                   Pioneer- Standard Electronics, Inc. (a North
                                   American distributor of electronic components
                                   and computer products and services) since 1996.
                                   Previously, she served as Senior Vice President
                                   of Pioneer-Standard Electronics, Inc. from 1993
                                   to 1996 and President of Pioneer- Standard
                                   Canada, Inc. from 1994 to 1996. Prior thereto,
                                   she served as a Vice President and Controller
                                   of Pioneer-Standard for over five years. A
                                   member of the Board of Governors of Employers
                                   Resource Council (a non-profit organization
                                   providing human resource services).

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

                                                PRINCIPAL OCCUPATION,
                                                  PAST FIVE YEARS,
    NAME OF DIRECTOR        AGE                  OTHER DIRECTORSHIPS                 SINCE
-------------------------   ---    -----------------------------------------------   -----
R. Louis Schneeberger       42     Chief Financial Officer of the Company since      1987
                                   1987. Chairman of the Board of Royal Appliance
                                   Mfg. Co. (an assembler and distributor of
                                   vacuum cleaners), a trustee of the Achievement
                                   Center for Children (a non-profit corporation
                                   focusing on children with disabilities), and a
                                   member of the Business Advisory Council of Kent
                                   State University.
Bruce S. Adelstein          43     Vice President -- Operations of the Company       1984
                                   since 1984. He has been employed by the Company
                                   in a variety of operating capacities since
                                   1972.
Martin H. Elrad             57     Private investor; also served for over five       1987
                                   years as President of Solon Leasing Co. (a
                                   fleet vehicle lessor).

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings in 1996. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which consists only of the three non-employee directors of the Company. The Audit and Compensation Committees each held two meetings and the Nominating Committee held one meeting in 1996. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.

     All of the current Directors attended at least 75% of all of the Board and applicable committee meetings held during 1996. In addition to holding regular committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.

     The Audit Committee, which is chaired by Ms. Margheret, recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which is chaired by Mr. Forman, reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies, and has authority to administer the Company's Stock Option Plan.

     The Nominating Committee, which is chaired by Mr. Elrad, functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for directors, including those individuals recommended by shareholders. Shareholders wishing to suggest nominees for election to the Board at the 1998 annual meeting may do so by providing written notice to the Company in care of Marc H. Morgenstern, Secretary, no later than December 28, 1997.

                           COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company receives a director's fee in the amount of $2,500 per meeting, with a minimum fee of $10,000 per annum, and reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. No additional compensation is to be paid for committee meetings held on the same day as Board meetings. Directors who are also employees of the Company receive no additional remuneration for serving as Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person or entity who has beneficial ownership of 5% or more of the outstanding Common Shares of the Company on March 7, 1997, based upon information furnished to the Company.

                                                             NUMBER OF SHARES      PERCENTAGE OF
                NAMES OF BENEFICIAL OWNERS                  BENEFICIALLY OWNED       OWNERSHIP
----------------------------------------------------------  ------------------     -------------
Michael D. Siegal                                                1,583,500(1)          14.8%
  5096 Richmond Road
  Cleveland, OH 44146
Bruce S. Adelstein                                               1,375,000             12.9%
  5096 Richmond Road
  Cleveland, OH 44146
Navellier & Associates                                             951,350              8.9%
  1 East Liberty Street, 3rd Floor
  Reno, NV 89501

---------------

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the amount of the Company's Shares of Common Stock beneficially owned by the Company's Directors, each of the named officers, and all the Directors and Executive Officers as a group as of March 7, 1997.

                                                             NUMBER OF SHARES      PERCENTAGE OF
                NAMES OF BENEFICIAL OWNERS                  BENEFICIALLY OWNED       OWNERSHIP
----------------------------------------------------------  ------------------     -------------
Michael D. Siegal                                                1,583,500(1)          14.8%
Bruce S. Adelstein                                               1,375,000             12.9%
R. Louis Schneeberger                                              268,100(2)           2.5%
David A. Wolfort                                                   218,000(3)           2.0%
Martin H. Elrad                                                      6,000(4)          *
Janice M. Margheret                                                  8,000(4,5)        *
Thomas M. Forman                                                     8,000(4)          *
All directors and executive officers as a group                  3,466,600(6)          32.4%
  (7 persons)

---------------

(*) Less than 1%.

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares.

(2) Includes 100 shares held by spouse. Does not include 34,000 shares held in various trusts for the benefit of Mr. Schneeberger's children. Mr. Schneeberger disclaims beneficial ownership of such shares.

(3) Does not include 48,500 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares.

(4) Includes 6,000 shares issuable upon exercise or options exercisable within sixty days of March 7, 1997.

(5) Includes 2,000 shares held by spouse.

(6) Includes 18,000 shares issuable upon exercise or options exercisable within sixty days of March 7, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's officers and directors, and persons who own greater than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 1996 and Form 5 and amendments thereto furnished to the Company with respect to 1996, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company's officers, directors and greater than 10% shareholders were timely made.

                        EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company during the years ended December 31, 1996, 1995, and 1994 to the Chief Executive Officer and each of the other executive officers (the "Executive Officers") of the Company:

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION
                                         ---------------------       ALL OTHER
NAME AND PRINCIPAL POSITION(S)  YEAR      SALARY       BONUS       COMPENSATION(1)
------------------------------  ----     --------     --------     -------------
Michael D. Siegal,              1996     $389,550     $399,651        $10,750
Chairman of the Board,          1995      371,000      201,177         10,620
President and Chief Executive   1994      350,000      210,000         10,531
Officer
Bruce S. Adelstein,             1996     $278,250     $399,651        $10,750
Vice President -- Operations    1995      265,000      201,177         10,620
                                1994      250,000      150,000         10,531
R. Louis Schneeberger,          1996     $278,250     $399,651        $10,750
Chief Financial Officer         1995      265,000      201,177         10,620
                                1994      250,000      150,000         10,531
David A. Wolfort,               1996     $278,250     $399,651        $10,750
Chief Operating Officer         1995      265,000      201,177         10,620
                                1994      250,000      150,000         10,531

---------------

(1) "All Other Compensation" includes (i) contributions to the Company's 401(k) plan to match pre-tax elective deferral contributions and (ii) amounts paid under the Company's discretionary profit-sharing plan. Each of the Executive Officers was credited with $4,750 and $6,000 in 1996, under the 401(k) plan and profit-sharing plan, respectively.

                             EMPLOYEE BENEFIT PLANS

     Incentive Bonus Plans. Each of the Executive Officers participates in the Executive Bonus Program that provides for an annual bonus in an amount equal to one and one-half percent (1.5%) of the Company's net income before taxes and any incentive bonuses (Bonus Net Income). In 1996 and 1995, there was no individual maximum. In 1994, the maximum bonus to any of the Executive Officers was 60.0% of base salary. Bonus payments to the Executive Officers are shown in the Summary Compensation Table.

     Stock Option Plan. The Stock Option Plan (Option Plan) was adopted by the Board of Directors and approved by the shareholders of the Company in January 1994. Pursuant to the provisions of the Option Plan, key employees of the Company, non-employee directors of the Company and consultants may be offered the opportunity to acquire shares of Common Stock by the grant of stock options including both incentive stock options (ISOs), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. ISOs are not available to non-employee directors or consultants. A total of 450,000 shares of Common Stock has been reserved for options under the Option Plan and 152,500 options were granted with

144,500 options remaining outstanding as of December 31, 1996. None of the Executive Officers have received options under the Option Plan. The Option Plan will terminate in January 2004; however, termination of the Option Plan will not affect outstanding options. The Compensation Committee of the Board of Directors administers the Option Plan. The Committee has broad discretion to set the terms and conditions of the options, provided that no option may be exercisable more than ten years after the date of grant.

                              RELATED TRANSACTIONS
                     AND COMPENSATION COMMITTEE INTERLOCKS

     A partnership owned by family members of Messrs. Siegal and Adelstein owns one of the Cleveland facilities and leases it to the Company on a triple-net basis at an annual rent of $195,300. The lease expires in June 2000, subject to two ten-year renewal options. A corporation owned by family members of Messrs. Siegal and Adelstein provides freight services to the Company. Payments to this entity were approximately $3.1 million in 1996. The Company believes these transactions are on terms no less favorable to the Company than could be obtained from unrelated parties.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the base salaries, bonuses and other compensation matters of the four executive officers of the Company. The Committee consists entirely of non-employee directors of the Company. The Committee meets twice annually to review the compensation program for the executive officers of the Company. This report documents the basis of compensation for 1996, with regard to the Company's four executive officers, Michael D. Siegal, Chairman and Chief Executive Officer; R. Louis Schneeberger, Chief Financial Officer; David A. Wolfort, Chief Operating Officer; and Bruce S. Adelstein, Vice President -- Operations.

     Compensation Policy. The executive compensation policy of the Company is based on the following philosophy: (i) the need to retain and, as necessary, attract highly qualified executives with a compensation plan that is competitive with both public and privately held steel and steel-related companies; (ii) emphasizing variable, performance-based compensation tied to the overall profitability of the Company; (iii) creating a system that would not be overly complicated or conflict with the bonus system used at the general manager level; and (iv) devising a compensation program that appropriately aligns the interests of executive officers with those of the Company's shareholders in increasing shareholder value.

     Base Salaries. The annual base salary of the executive officers is based upon an evaluation of their significant contributions as individuals and as a team, as subjectively determined by the Compensation Committee. The Committee reviewed the cash compensation of numerous senior executives in positions in other steel and steel-related companies to determine the range of the base salaries. Base salaries for 1996 were reviewed and approved by the Compensation Committee, and the amounts paid are included in the Summary Compensation Table.

     Incentive Bonus Compensation. A significant portion of the executive officers' compensation is incentive bonus-based and tied to the overall profitability of the Company. Future compensation for the executive officers is expected to include incentive bonuses, which provides long-term incentive to maximize the profitability of the Company. The Committee believes that such a plan further aligns the interests of management and shareholders. The Compensation Committee reviewed the Company's annual budget to determine the gross cash compensation that would result if the budget is attained. The 1996 bonus compensation was determined by the provisions of the Incentive Bonus Plan described under the section "Employee Benefit Plans."

     Chief Executive Officer Compensation. The Chief Executive Officer participates in the same compensation plan provided to the other executive officers of the Company. The base salary for the Chief Executive Officer, Michael D. Siegal, was based upon the Compensation Committee's subjective evaluation of his performance, considering his years of experience, contributions and accomplishments, including the continued growth of the Company and his commitment to increasing shareholder value. The Compensation Committee also considered the base compensation packages of other chief executive officers for comparable companies. Consistent with the philosophy of the Incentive Bonus Compensation Plan, the overall profitability of the Company is a primary variable in determining the total compensation paid to the Chief Executive Officer. Mr. Siegal owns a significant number of shares of the Company, which provides additional long-term incentive for maximizing shareholder value.

     Long-term Objectives. The Committee is investigating a long-term incentive program for the executive officers. Currently, such officers do not participate in the Stock Option Plan of the Company.

                           Thomas M. Forman, Chairman
                                Martin H. Elrad
                              Janice M. Margheret

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq U.S. composite index and an index to a peer group from the date of the Company's initial public offering in March 1994 through December 1996.

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

          Olympic Steel, Inc., Peer Group Index and Nasdaq U.S. Index
                 From March 10, 1994 through December 31, 1996

    Measurement Period       Olympic Steel,  Peer Group In-   Nasdaq U.S.
   (Fiscal Year Covered)          Inc.            dex            Index
3/10/94                              100.00          100.00          100.00
12/31/94                              67.74           84.95           96.18
12/31/95                              56.45          108.22          136.00
12/31/96                             163.71          119.57          167.29

---------------
(1) The companies selected to form the peer group index are A.M. Castle & Co., Gibraltar Steel Corporation, Huntco Inc., Shiloh Industries, Inc., Steel Technologies Inc., and Worthington Industries, Inc.

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as auditors for 1997. The Board of Directors requests the ratification of the appointment of Arthur Andersen LLP by the shareholders at the annual meeting. The Board of Directors recommends that each shareholder vote "FOR" ratification of Arthur Andersen LLP as auditors for 1997.

     Arthur Andersen LLP has audited the Company's financial statements for each year since 1987. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                               PROXY SOLICITATION

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expense.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting of Shareholders is expected to be November 28, 1997.

                                 ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 1996, including financial statements of the Company and the report thereon of Arthur Andersen LLP, is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

                                              R. LOUIS SCHNEEBERGER
                                              Chief Financial Officer

By Order of the Board of Directors
March 21, 1997

                             OLYMPIC STEEL, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


   At the Annual Meeting of Shareholders of the Company to be held on April 24, 1997, and at any adjournment, Michael D. Siegal and R. Louis Schneeberger, or either one of them, is hereby authorized to represent me and to vote my shares on the following:


               (Continued, and to be signed, on the other side)






                             FOLD AND DETACH HERE

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
                                                                                                              Please mark   [X]
                                                                                                              your votes as
                                                                                                              indicated in
                                                                                                              this example

1. Election of Directors.                 Term expiring in 1999: Michael D. Siegal, David A. Wolfort, Thomas M Forman,
                                          Janice M. Margheret
        FOR all           WITHHOLD
       nominees           AUTHORITY       (INSTRUCTIONS: To withhold authority to vote for a nominee, mark through
        listed            for All         the nominee's name.
     (except other-       nominees
      wise marked)
          [ ]               [ ]                                                                Shares represented by properly
                                                                                               executed proxies will be voted
2. Ratification of the appointment of Arthur   3. In accordance with their best judgment,      as specified. Unless otherwise
   Andersen LLP as auditors.                      upon any other matters which may properly    specified, this Proxy will be
                                                  come before the meeting.                     voted FOR the election of
         FOR    AGAINST  ABSTAIN                                                               Directors as set forth in Item 1
         [ ]      [ ]      [ ]                                                                 and FOR the proposal identified
                                                                                               in Item 2 above.

                                                                                         Signed on this_____ day of ______, 1997
                                                                                         _______________________________________
                                                                            -------      _______________________________________
                                                                                         Please give title when signing as executor,
                                                                                  |      administrator, trustee, attorney or other
                                                                                         representative. If shares are registered
                                                                                         in the name of joint tenants or trustees,
                                                                                         each joint tenant or trustee should sign.

                                                                                         PLEASE DATE AND SIGN EXACTLY AS THE NAMES
                                                                                         APPEAR ON THE FACE OF THE PROXY AND RETURN
                                                                                         BY MAILING PROMPTLY IN THE ENCLOSED
                                                                                         ENVELOPE, WHICH REQUIRES NO POSTAGE.

                                                                                         THIS PROXY IS BEING SOLICITED BY THE BOARD
                                                                                         OF DIRECTORS. PLEASE COMPLETE, SIGN AND
                                                                                         RETURN PROMPTLY.

           ___________________________________________________
           |     "PLEASE MARK INSIDE BOXES SO THAT DATA       |
           |   PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"   |
           ----------------------------------------------------


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